Exhibit 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-81216, 333-9877 and 333-106909 of Equity One, Inc. on Forms S-3 and
Registration Statement Nos. 333-99577, 333-103368 and 333-118347of Equity One, Inc. on Forms S-8, as amended, of our report dated March 10, 2004 (except for the effects of discontinued operations described in Note 16, as to which the date is November 5, 2004) appearing in this Current Report on Form 8-K dated November 10, 2004 of Equity One, Inc.

We also consent to the reference to us under the heading "Selected Financial Data" in such Form 8-K.

Deloitte & Touche LLP

Miami, Florida
November 10, 2004